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                                                                    Exhibit 99.2

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CONFERENCE CALL TRANSCRIPT

SORC - Q1 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

EVENT DATE/TIME: JUN. 08. 2006 / 4:30PM ET


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JUN. 08. 2006 / 4:30PM ET, SORC - Q1 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

CORPORATE PARTICIPANTS

TODD ST. ONGE
Brainerd Communicators, Inc. - Investor Relations

LESLIE FLEGEL
Source Interlink Companies, Inc. - Chairman and CEO

MARK HUMPHREY
Source Interlink Companies, Inc. - SVP of Corporate Finance

CONFERENCE CALL PARTICIPANTS

ARNIE URSANER
CJS Securities - Analyst

RICHARD DAVIS
Needham & Company - Analyst

TIM ALLEN
Jefferies & Co. - Analyst

BARRY SINE
Oppenheimer & Co. - Analyst

EVAN STEEN
Eos - Analyst

ROBERT KIRKPATRICK
Cardinal Capital - Analyst

CHAD BENNETT
MJSK - Analyst

ANAN MAGMADAR
[Lamjack Capital] - Analyst

PRESENTATION

OPERATOR

Good afternoon, ladies and gentlemen. Welcome to the Source Interlink Companies' fiscal 2007 first quarter earnings teleconference call. Copies of the earnings release have been sent to you for your information and reference during this call. If you do become disconnected during the teleconference, please hang up and dial 800-231-5571 to be reconnected. (OPERATOR INSTRUCTIONS). The conference is being recorded today, Thursday, June 8, 2006. At this time I would like to turn the conference over to Mr. Todd St. Onge of Brainerd Communicators to read the forward-looking statement.

TODD ST. ONGE - BRAINERD COMMUNICATORS, INC. - INVESTOR RELATIONS

Good afternoon. Thanks for joining us for the Source Interlink Companies' quarterly conference call. Before we begin, we wanted to remind you that management's remarks today will contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, future business plans, strategies and financial position, working capital needs, and opportunities for growth. When used on this call, words of such as anticipate, may, will, believe, intend, expect, and similar expressions are intended to identify forward-looking statements. Because such forward-looking statements involve certain risks and uncertainties, actual results and timing of events may differ on a material basis from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, the risks and uncertainties as discussed in reports previously and subsequently filed by us with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended January 31, 2006 as filed on April 17, 2006.


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                                                                FINAL TRANSCRIPT

JUN. 08. 2006 / 4:30PM ET, SORC - Q1 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

After a short presentation by management we will take your questions. With that, I turn the meeting over to Source Interlink Companies Chairman and Chief Executive Officer, Leslie Flegel.

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

Thank you, Todd. Good afternoon, everybody. First quarter results produced revenues and earnings that essentially met or exceeded every operating division's expectations, while at the same time our Shared Services expenses were actually $500,000 less than anticipated. Company revenues were $200,000 over budget on more than $450 million in total sales, and EBITDA exceeded expectations also by $200,000 on more than $14 million in income. That is right on. This is the first quarter following a year of great expansion, not only in size but in diversification of business services. To have changed as dramatically as we have in a short time and have an accurate assessment of performance so soon is an important testimonial to our operating professionals.

On the last call I stated we expected a strong performance this fiscal year, and we are off to a good start. I wish you all could walk in my shoes and see how exciting our future is. I realize we live in a bottom-line-oriented environment, and this quarter we achieved expectations. But this story is about how we are positioned to really build an unusual and great company. We have every element in place to accomplish this, and no one we compete with does. And we are really just at the beginning. We have achieved every aspect of the plan I referred to on the last call.

Our music business shipments in units were up by 6%, and DVD shipments in units increased by 29% over the same period last year. Chas. Levy has now become an important contributor to EBITDA, as total magazine results increased by $1.3 million over last year. We are just now seeing the results from cost-saving synergies, and there still are millions of dollars to come.

In-Store Services had their best results in several quarters, and the wire manufacturing business should have a solid performance this year. We have demonstrated we can continue to grow and manage this company without any significant increase in corporate overhead.

The plan for the Anderson News transaction is now in place. This is what we are going to do over the next six months. On October 1st, we will close the Levy operation in the City of Industry, California, which is approximately $60 million in sales, and move that operation into the Anderson facility in Ontario, California. That facility is 160,000 square feet with half the space allocated to book inventory. In addition, we will close four depots occupying 91,000 square feet. We will eliminate the book inventory, which is worth approximately $6.5 million, as we switch to the Levy Home Entertainment system of supply, which requires no inventory.

Once clear, it is our intent to dedicate space in the Ontario facility for a music and DVD operation, which we have determined was needed because of the business Alliance is gaining in the West Coast market. Magazine sales will now generate approximately $250 million out of one location. We will have the capacity to do combined sales of magazines, books, DVDs and music of about $500 million out of one 160,000 square foot distribution center. This will be our first operation that carries all four product lines serving the same customer base in the same marketplace.

I recently visited the Ontario location, and was amazed as to the differences in operating methods as it relates to Source compared to a competitive operation. The ultimate elimination of millions of dollars in operating expenses will occur as we make seismic changes in the way we run the business. We inherited a system that uses company-owned tractor trailers to drop off pre-packed bundles of magazines and books to depots, where company-owned delivery trucks and vans deliver to store locations in a very congested spread out geographical area. This is an ideal opportunity for us to utilize our third-party distribution network to streamline and expedite deliveries and at the same time substantially reduce expenses.

The existing merchandising force, which calls on virtually every store selling magazines, can now be used to service DVDs and music as well. This provides a substantial competitive edge because service at store level is essential for those products.

In the Baltimore/Washington market, we plan to shut down the 126,000 square foot Anderson facility in Hampstead, Maryland on August 1st. That facility does approximately $80 million in sales, and we will move that business into our 106,000 square foot Lancaster, Pennsylvania operation, which currently does $140 million in sales. In this case, we will eliminate about $2.5 million in book inventory and an additional five depots occupying 40,000 square feet. Once again, our streamlined methods of operating will make millions of dollars out of what were previously challenging magazine markets. It is our intent to accomplish this in time to reap benefits from this business in this year's fourth quarter.

These transactions make Source Interlink the largest magazine distributor in the United States, placing us in five of the top ten advertising markets and making our company the principal provider of periodicals to major airport locations, as well as being the largest distributor of magazines to the bookstore trade, which we already were. So we are not only the largest, but arguably, the most important.


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JUN. 08. 2006 / 4:30PM ET, SORC - Q1 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

This scale and position provides substantial operating and negotiating leverage. We now do approximately $1.4 billion in magazine sales at retail. Every point gained in margin now dramatically affects bottom-line performance.

The way to assess our magazine business as we proceed is in its totality. To me, frankly, it is astounding how fast our people are able to move to effect these changes. When all is said and done we will make serious profits from this business, as we should. Our operating profit in magazines this past quarter was 3-plus%. I believe this business has the potential to double that performance or more, as we accomplish our goals.

I will tell you something interesting which will illustrate the points just made. The three major distributors are comparable in size; $1.4 billion, $1.3 billion and $1.2 billion in retail sales, respectively. We will have seven distribution centers by the end of the year. The $1.3 billion business has 38 distribution centers, and the $1.2 billion outfit has 15 distribution centers.

Alliance is now beginning to grow sales, and while operating margins were lower this quarter, due primarily to mix of sales and added depreciation, we believe that the full-year results will approach the margin gains achieved last year. We have added business we have not been able to announce as yet, and we are working on several major new projects. We are also exploring licensing of properties that will provide exclusivity. This will further improve margins and expand sales.

DVDs and CDs are huge industries, and downloading technology will not bring the end of days to either of those businesses in the foreseeable future. Our goal is the expansion of those products into mainstream shopping markets, so we are placing music and DVDs into grocery stores and drugstores. Most importantly, we are the primary supplier of e-commerce sales. And without question, that is the fastest-growing market for these product lines.

I refer to In-Store Services as the engine room of our company. This division, more than any other, distinguishes us from every other company. In the first place, proportionately we make the most money out of this segment. Most of our customer relationships evolve from these services, and it provides the backroom support and the distribution elements of our company. It would be extremely difficult for any other group to replicate what we have. We have the strongest backorders for wire manufacturing in years, and Huck wood is enjoying a fantastic turnaround from several years ago. Huck just received additional good news when Borders announced the remodeling of 100 stores this year.

Everything is coming together. Source relationships are helping to expand Alliance's business. Our divisions are jointly utilizing our field force, which now numbers more than 4000 in-store merchandisers. Believe me, we have made no small plans for this company.

As I mentioned during our call last quarter, we have made the decision that while the strategic alternative process continues, we will refrain from providing guidance. We will provide an update on the strategic alternatives as we progress.

Marc Fierman, our Chief Financial Officer, cannot be with us today due to a family health matter. We expect Marc back in the next few days and send him and his family our best wishes. Today's quarterly financial review will be handled by Mark Humphrey, our Senior Vice President of Corporate Finance.

MARK HUMPHREY - SOURCE INTERLINK COMPANIES, INC. - SVP OF CORPORATE FINANCE

Thanks, Leslie, and good afternoon, everyone. Today I will review our first quarter financial performance and discuss the operating results of our four reporting segments -- CD and DVD Fulfillment, Magazine Fulfillment, In-Store Services and Shared Services. As a reminder, In-Store Services consists of information services, rebate claiming, and wire and wood store manufacturing. Shared Services consists of shared corporate and overhead functions associated with the operating segments.

We provide financial results on both an adjusted pro forma and a GAAP basis. For fiscal 2007, the adjusted pro forma view excludes potential merger-related expenses, including certain costs related to consolidated recently acquired entities, such as relocation, severance, plant closing and disposal costs. Also excluded is the continuing amortization of intangible assets resulting from acquired entities, of which a significant portion is not deductible for tax purposes, and stock-based compensation expense related to the Company's adoption of FASB 123R. Based upon our current option plans, we expect future stock-based compensation expense to be minimal. As a reminder, results of the Anderson acquisitions are reflected as of April 1, 2006 and are included in the magazine segment.

The following are the adjusted pro forma consolidated results from continuing operations for the first quarter. Revenue of $454.6 million. Gross profit of $89.9 million, or a 19.8% margin. Operating income of $11.1 million, a 2.4% margin. Pre-tax income of $8.9 million. Net income


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JUN. 08. 2006 / 4:30PM ET, SORC - Q1 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

totaled $5.3 million, calculated on a 40% tax rate. Earnings per share for the first quarter are $0.10, computed on approximately 53.2 million diluted shares. EBITDA totaled $14.4 million. On a GAAP basis the Company earned $0.06 per share on net income of $3.3 million.

Included in the current period was additional depreciation expense of approximately $800,000 and additional interest expense of approximately $1.1 million, much of which is related to the Anderson acquisitions. In the prior year's first quarter, Source's adjusted pro forma income from continuing operations, which included three months of Alliance results and no Levy or Anderson business, was $6.3 million, or $0.12 per share, on sales of $307.6 million. EBITDA was $14.1 million.

Adjusted pro forma segment results for the first quarter are as follows. The CD and DVD segment recorded revenue of $240.7 million, compared with $221.7 million in the prior year period, an 8.6% increase. Gross profit was $41.2 million, compared to $39.1 million last year. Gross profit margins decreased to 17.1% from 17.7%. Operating income for the segment was $9.1 million, compared to $11.3 million in the prior year period, and the resulting operating margin decreased to 3.8% from 5.1%. The decrease is due in part to lower gross margins as a result of higher DVD versus CD sales mix, as well as somewhat higher shipping costs and depreciation compared to last year. We anticipate the operating margins for this segment will rebound, and we are already seeing signs of this in the second quarter. We anticipate that year-end results should approach the fiscal 2006 operating margins.

The Magazine segment recorded revenue of $195 million. This compares with $71.7 million in the prior year period, an increase of 172.1%. The increase is primarily attributable to the Chas. Levy and Anderson acquisitions, which are not included in the prior period results. Gross profit increased to $42.9 million, from $18.9 million in the prior year. Gross profit margins decreased to 22% from 26.4%. The decrease is a result of lower gross margins in the mainstream business, which, with the Chas. Levy and Anderson acquisitions, now comprise the majority of the segment's operations.

Operating income for this segment was $4.8 million, compared to $3.8 million in the prior year period, and includes the loss generated by the Anderson acquisitions for the month of April 2006. The resulting operating margin for the quarter was 2.5%, compared to 5.3% last year. As Leslie previously discussed, we anticipate the consolidation efforts in the distribution facilities will greatly enhance the operating efficiencies of these two markets and significantly improve overall magazine profitability.

In-Store Services revenue totaled $18.9 million, compared with $14.3 million last year, a 32.3% increase. Gross profit in quarter one was $5.9 million, versus $4.3 million a year ago. Gross profit margins increased to 31.2% from 30.1% last year.

Operating income in the first quarter was $3.5 million, versus $2 million a year ago. And operating margins in Q1 were 18.6% versus 14% last year. The improvement resulted in part from stronger wood and wire manufacturing revenues, up approximately $4 million over last year.

Expenses incurred in our Shared Services increased to $6.3 million, from $5.6 million over the same period last year, which did not include the Levy or the Anderson acquisitions. Therefore, we have added over $600 million in revenue and increased Shared Services by only approximately $3 million on an annual basis.

Cash used by operating activities in the quarter was $56.9 million. Contributing to the use of cash is approximately $27 million related to the timing of the March 30th closing of the Anderson acquisitions, just prior to its month-end vendor payments. Therefore, we made two vendor payments in a one month timeframe. Additionally, approximately $20 million in cash was used in bringing in new customers and distributing to additional stores of existing customers. The majority of this use of cash is not anticipated to be a permanent working capital infusion.

The revolving loan balance at April 30, 2006 was $114.8 million, and as of June 7, 2006, it had been reduced to $80.8 million, or a $34 million reduction, with excess availability of $101.9 million. This is indicative that a significant amount of the use of cash at April 30, 2006 was merely a timing difference.

First quarter capital expenditures were $2 million and depreciation was $2.9 million. We estimate Capex for fiscal 2007 to be approximately $15 million. We typically see most of our positive cash flow at the end of each fiscal year, and we believe that the free cash flow for this year may be similar to the amounts generated last year. Interest expense incurred during the first quarter was $2.2 million. We estimate interest expense for the year to be approximately $11.5 million.

The following are some balance sheet highlights as of April 30, 2006. Total assets, $1 billion, $37.9 million; working capital $32.9 million; mortgage loan on the Coral Springs building, $20 million; stockholders equity, $463.6 million.

We will now open the call for questions.


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JUN. 08. 2006 / 4:30PM ET, SORC - Q1 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

QUESTION AND ANSWER

OPERATOR

(OPERATOR INSTRUCTIONS). Arnie Ursaner, CJS Securities.

ARNIE URSANER - CJS SECURITIES - ANALYST

Obviously, we've been struggling for a while to get a feel for organic growth versus some of the acquisitions, specifically in Magazine Fulfillment. Can you break out the contribution from Anderson and Levy in the quarter, please? And what was organic growth for the what I would call core business?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

The organic -- I'll have Mark Humphrey do that in a moment. We have actually in fact not ever broken those out. But I will tell you this. The organic growth in Levy, since we owned them last year, is about close to $100 million in greater sales. So when we acquired them, they were at about 300 -- they were at $377 million, and now they're approaching $500 million. That's without Anderson. So, it's a substantial organic growth in sales. Part of that was the Costco deal, Walgreens, Targets, and a number of other chains we picked up. But it had nothing to do with the acquisitions. So, in magazine sales, I guess that's your answer.

ARNIE URSANER - CJS SECURITIES - ANALYST

You mentioned, obviously, one of the keys to the story for fiscal '07 will be the positive effect of synergies, both increasing revenue and cost synergies. Can you quantify the expected savings you hope to realize, and can you give us a kind of view of where you hope year-end margins will be? Obviously, they've got to improve quite a bit to reach your goals, but can you give us -- be a little more specific about where you think margins will be at year end?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

What I'll do is tell you what I've said in the past. Levy -- when we first acquired Levy last May, we stated that we felt there was $17 million in synergy cost savings in the Levy operation. We have now actually increased that to $20 million. We are not quite half the way there. We said it would be a two-year process, and that's pretty much right on. We -- remember, we were in the hole because Levy was losing money when we acquired them. So our projection in the Levy operation will reflect that, and you can attribute pretty much the increase in the magazine business in this quarter to this year over last year to Levy. And that increase was $1.3 million.

Anderson -- we're getting a little better handle on it now. And frankly, it's more encouraging than we even anticipated, because no matter how much due diligence you do, until you actually get into the depths of an operation, you don't really understand how good or bad it's going to be. Frankly, we were very encouraged, because we think that there are -- there's even more room for gain than we originally thought. I think I had originally said that we were in a ballpark of about $12 million in synergies in the Anderson operation. I'm not ready to increase that yet. But frankly, I think that there's a good chance that we can beat that number. And that will probably happen a little faster than the Levy transition took place, because we have the benefit of the Levy infrastructure to move that Anderson business into, or in the case of California we're actually moving the Levy operation into -- into the Ontario operation.

So, I've just identified approximately $32 million or so in synergy savings, that we have very little to show for that at this particular moment. And we are quite confident of that. So that -- if you did add that -- if I'm correct, and we do add that to the earnings, then you're right back up to the margins that we were talking about before.

ARNIE URSANER - CJS SECURITIES - ANALYST


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JUN. 08. 2006 / 4:30PM ET, SORC - Q1 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

Obviously, you publicly announced you're going through a process to evaluate strategic alternatives. Can you freshen up maybe the timing of that? And also specifically, Baker Taylor was sold -- I know it's a slightly different distribution business -- but was sold at a pretty low multiple. Can you comment on both of those issues, please?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

I cannot comment on the timing, just simply because that's the deal. But I will comment on the Baker & Taylor. Baker & Taylor is not slightly different, it's substantially different from our company. They, for one thing -- and in fact, we declined to look at that deal. We were offered the opportunity to; we declined, and for this reason. They're principally a book distribution company, no matter what they tell you. And they are primarily in the library market, which is a smaller market and a shrinking market. And they have to -- they have a very high capital expenditure in terms of the inventory of books they have to carry. From our perspective, they didn't have any opportunity for growth.

We are -- we carry four product lines. And by the way, Baker & Taylor does carry some DVD product. I know they don't carry magazines, and I don't believe they carry music either. So they're really limited to DVDs and books. And as far as I'm concerned, there's only one mainstream account they do any DVD business with to speak of. So they are really pretty much locked into the library market.

We on the other hand have all four product lines, we have In-Store Services, and we have international -- we're very strong in the international business and the magazine business, where virtually 100% of all the imported titles from English-speaking titles come through us, and about half of the titles going out go out through us. And we have a vast marketplace to grow in. And so there's just really no comparison in terms of the upside of our company, in my opinion, to the upside of theirs. And that's why I believe the multiple is low and I understand it being low.

OPERATOR

Richard Davis, Needham & Company.

RICHARD DAVIS - NEEDHAM & COMPANY - ANALYST

I'm pinch hitting for John because he didn't want to break out of his own rehearsal dinner, since he might have gotten divorced before he got married. In any case, with regard to kind of mix of CDs versus DVDs, was there any change in that? Because I guess typically if it switches towards CDs it helps your margins to some degree.

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

As we stated, units for DVDs were up 29% and units for CDs were up 6%. The margins currently are lower on DVDs than they are. So, what that means is we will do more sales, and we would have less margins on those sales. However, we are furiously working at getting better margins in the DVD business. That's why I mentioned that we're looking at a number of licensing deals and other kinds of exclusive deals, where the margins are much richer than they are when you're just carrying front-line movies. So we are working on that.

Having said that, we're very encouraged by the music business. And let me tell you why. One of the best accounts we have is a music department in a large grocery chain in the state of Michigan. They have tremendous music departments. We have been contacted by another major chain who would like us to take over their music business, and DVD business, as a matter of fact. And we are in discussions with a number of retail grocery chains who are seriously thinking of putting in substantial music departments. And I can tell you why I think that is. Many of the specialty stores that were in the music business are consolidating or in fact going out of business or shutting down, and I think there's a real opportunity for music in the mainstream market. We're very encouraged by that.

I will tell you that I also think that any music company that's buying music on a direct basis will probably not do that much more. And I think that Alliance, because of its systems and its capacity in terms of inventory, will probably be an excellent -- and again, because of the Source relationships, I think, will have an excellent opportunity to pick up a lot of that business as they switch to third-party distribution.

So I'm very encouraged by the music business. I don't think it as a total industry is going to grow much, but I think we have huge market share opportunities there, maybe more so than any other business we're in.


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JUN. 08. 2006 / 4:30PM ET, SORC - Q1 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

RICHARD DAVIS - NEEDHAM & COMPANY - ANALYST

That's helpful. I guess staying on that, a little bit on that same theory or thought process, with regard to the high-def DVDs, is that more just kind of icing on the cake in maybe '07 and '08? It doesn't strike me as -- it's interesting, but should I think about that as a driver of unit sales anytime soon? What are your thoughts?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

The best way I could put it to you is that, obviously, it couldn't hurt, number one. Number two is I don't think anybody knows anything about that for sure at this moment, how the marketplace will respond to it. But let's look at it this way. A couple of very major companies are investing huge amounts of money in marketing those products. So, I think it stands to follow that they're going to try hard to sell those high-definition DVDs, and I think if that happens it will definitely have a significant boost in sales.

RICHARD DAVIS - NEEDHAM & COMPANY - ANALYST

Since you are kind of -- you did announce you're going to pursue strategic initiatives, has that forced you to manage your employees a little bit differently because it might create uncertainty? Obviously you had a very good quarter, so it didn't show up in this quarter. But have you had to change any way that you're managing people so you don't accidentally lose guys that you want to keep?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

You know what? I can't think of a single incident where that's come up. When we made that announcement, we sent out a directive to all of our employees explaining it to them. It's been business as usual. This is -- I tell you, I will tell you that I have more people come up to me and tell me how thrilled they are to work for this company. This is an exciting company. If you talk to anyone in the publishing business, music or DVD businesses, and they will tell you that Source is the hottest company in the industry right now, especially as it relates to mainstream business. And a lot of these magazine companies, Levy, Anderson, were struggling. That's why we were able to buy those companies. They were struggling. The people who work for those companies are delighted, because a company is coming in and making innovations and changes and making money. Even though we are nowhere near where we're going to be, we still make a heck of a lot of money in the magazine business. Nobody else is. So they're thrilled to death to be part of this. And I think that the chips will fall where they will. And our employees know that they're needed, so they will be well provided for.

OPERATOR

Donald Trott, Jefferies & Co..

TIM ALLEN - JEFFERIES & CO. - ANALYST

It's actually Tim Allen. First of all, on the Anderson side, what was the impacts, like other than depreciation or interest, that might have hit the quarter?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

We had nothing to do with the running of that. We took it over, but we weren't able to affect any changes or make any moves. And they've been losing money out there. And of course they were getting out of the business, so it was a few hundred thousand dollars. It wasn't a dramatic amount of money that they lost in that quarter. I think my -- pretty much have the same story that I had for Levy last year, which turned out to be true. I think we'll try to hold our own in the first quarter we own them. I think we'll make money in the fourth quarter. And I think we'll do real well with that company next year, with those divisions next year.

TIM ALLEN - JEFFERIES & CO. - ANALYST


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The other question related to (indiscernible) -- of the properties that will start to be closed, trucks, facilities, anything, is that owned, leased?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

A combination of owned and leased. I'll tell you something, and I touched on this on the conference call. When I went out there I saw all these tractor trailers. I have been in the magazine distribution business all of my adult life, and none of the businesses I ever ran when I was a wholesaler before did we have tractor trailers. So, I saw all these tractor trailers lined up at the dock, like about 10 of them, and I said what are those doing here? And they said, we own them. I had not -- maybe I should have looked at the assets a little more carefully. I knew we had a bunch of trucks; I didn't realize they were tractor trailers. So I said what are we doing with tractor trailers? They said we load them and they drop them off at the depot. Those tractor trailers drive by hundreds of accounts and drop off the packed goods at depots, and then the vans come and pick them up and deliver them to the stores. Well, just think in theory; if we can pick and pack and have a third-party company come and pick that up at a cheaper rate than we could ever run any of that and eliminate all that obsolescence and all that double work, it was very -- frankly, it was very exciting to me to see that. But to answer your question, it's a combination of -- and the buildings are both leases. One of them we're staying in and one of them we're getting out of. And the trucks, I think, are mostly owned, but some are leased.

TIM ALLEN - JEFFERIES & CO. - ANALYST

I didn't know if there was any cash that could be generated there from assets.

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

Absolutely. There will be cash. And again, we're generating cash from the book inventories, which I mentioned on my opening remarks.

TIM ALLEN - JEFFERIES & CO. - ANALYST

The last question is with transportation costs. Should we expect those to be a bit higher then, through October, at least, when the facilities begin to close?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

Yes. I think that -- we're moving as quickly as we can to make -- to affect these changes. But as I said, in total, the transportation costs will be up a little bit until we can make all of that happen.

TIM ALLEN - JEFFERIES & CO. - ANALYST

The music and DVD increase. Is that on a comparable three-month quarter -- three-month quarter?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

It was.

OPERATOR

Barry Sine.

BARRY SINE - OPPENHEIMER & CO. - ANALYST

Very good quarter in all the segments there. On the pro forma EBITDA of $14.4 million, is it possible for you to provide a reconciliation back to GAAP numbers on that number?


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JUN. 08. 2006 / 4:30PM ET, SORC - Q1 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

Mark? (multiple speakers)

MARK HUMPHREY - SOURCE INTERLINK COMPANIES, INC. - SVP OF CORPORATE FINANCE

We will post it to the Website, as we have done in the past. And if that doesn't answer any questions I'll get back to you.

BARRY SINE - OPPENHEIMER & CO. - ANALYST

Thank you. The next area I want to ask about is the magazine business, and talk about that a little bit more. I think on a reported basis the operating margin was about 2.5%. That was probably a bit depressed, as you said, because Anderson was in there for one month. And by fourth quarter you're looking to get that up to a 5, 6% operating margin range. Is that what you said?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

No, I didn't say that actually. That's what I think it's going to get; I didn't say it would be by fourth quarter. It would be unlikely for it to be by fourth quarter. But I think that in this next year, it will be -- I think by fourth quarter you'll see an improvement. I think you may see an improvement before that. Because remember, the Levy synergies are kicking in this year. And they're starting to accelerate a little bit. When we took over Levy, we took over $377 million worth of business that not only didn't have margins, they were losing money. We made money in the first nine months we ran Levy and, obviously, we made some nice money in the first quarter off of Levy. So that is making a difference, but we didn't make anywhere near what we will make off Levy. So Levy will contribute more as this year goes on, and the margins should improve for that reason alone, depending on our ability to hold Anderson at least a breakeven for the next few months.

In the fourth quarter you will see, because we anticipate Anderson to be profitable as well -- we anticipate Levy to be further down the road. There are other good developments happening in the business as well. And remember another thing, Costco, which is a very important account, started up in the first quarter -- was mostly expense that occurred in the startup, expenses of the racks and shipping all the racks. And by the way, this is the first time we filled every Costco store with a fixture that was shipped full of magazines. It rolled off the truck and they were in business. I don't remember that ever happening anywhere else before, and I believe they were very impressed with that. But we actually lost money on Costco in the first quarter, because, again, everything was expense and the sales were just ramping up. So Costco will be a contributor for the rest of the year. But I wouldn't expect 5 or 6% margins by the fourth quarter.

BARRY SINE - OPPENHEIMER & CO. - ANALYST

Did you get done rolling out to all I think it was 345 Costco stores by the end of the quarter?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

I believe we did. Mark, are you aware of that? I'm quite sure we did.

MARK HUMPHREY - SOURCE INTERLINK COMPANIES, INC. - SVP OF CORPORATE FINANCE

There in. Yes.

BARRY SINE - OPPENHEIMER & CO. - ANALYST

And also, in terms of merger synergies on Levy and the old Source magazine business, you had had two distribution centers in Pennsylvania, Harrisburg and Lancaster. Are you still operating Harrisburg separately, and is that a possible closing and synergy saving?


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JUN. 08. 2006 / 4:30PM ET, SORC - Q1 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

It originally was our intent to close Harrisburg and move it into Lancaster. However, that business is growing to some degree at this point. And now that we have the Hampstead facility that we're closing in Maryland, and moving that $80 million worth of business into Lancaster, we will not be moving Harrisburg into Lancaster.

BARRY SINE - OPPENHEIMER & CO. - ANALYST

The last question I had -- and this goes back to a topic you talked about on the last conference call -- was your DVD sales program in grocery chains. Maybe give us an update on how that is going, what are you learning there? Is that business now profitable? Do you still see the same level of upside from that business as you have seen in the past?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

First of all, the program is definitely still going. In fact, as I mentioned earlier, we have some business we've picked up that we haven't announced yet. And I haven't announced it simply because I by agreement haven't been able to. But it's expanding and going, and we have learned a great deal. We lost money in that business last year, which was the startup in that business. This year we have learned that more is better. We need to do more, have more exposure. Now with this deal that we just did with Anderson, we're going to have better service people in there, because we go into every one of those stores for magazines and books. So it's a natural extension. And for instance, we are in all the Stater Bros. and all the Ralph's stores, as well as others on the West Coast. And we are very pleased with those results. So, it is an important initiative for this company. As I mentioned on the call earlier, we are aggressively going to seek out the grocery industry. And now that we have experienced service people in so many of these stores around the country, it makes sense for us to put music and DVDs in those stores.

OPERATOR

Evan Steen, Eos.

EVAN STEEN - EOS - ANALYST

Very good quarter. I'm glad to hear that the prospects look very good, too. You guys didn't comment on D&A. Could you just maybe give me some guidance on depreciation, and separately, the amortization for the year?

MARK HUMPHREY - SOURCE INTERLINK COMPANIES, INC. - SVP OF CORPORATE FINANCE

We anticipate that the amortization of intangibles should approximate about 12 to $12.2 million annually.

EVAN STEEN - EOS - ANALYST

And the depreciation?

MARK HUMPHREY - SOURCE INTERLINK COMPANIES, INC. - SVP OF CORPORATE FINANCE

Is probably somewhere in that same vicinity, probably about $12 million a year.

EVAN STEEN - EOS - ANALYST

So 24 D&A for the year off of the first quarter was (indiscernible). Okay. The next thing was, Leslie, you mentioned the Alliance margins moving back towards what they were last year. Could you guys just refresh my memory of where they were roughly? I didn't know if that was on a pro forma basis, or (multiple speakers)


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JUN. 08. 2006 / 4:30PM ET, SORC - Q1 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

I think they were -- the operating margins at year end last year for the whole year, I believe, were 4.8%. Mark, you can check that while I'm talking, but (multiple speakers). One thing I have to tell you about that. The first quarter, which is not a strong quarter for DVDs and music historically, last year, if you recall, had an extraordinary quarter. So in fact, as Mark was reading the numbers, they actually had about $2 million more EBITDA last year in the first quarter. But that was really an anomaly, and that business is ramping up very, very nicely. Remember I mentioned last year that our -- that our goal wasn't sales as much as it was cleaning up the sales, getting rid of unprofitable business, adding business, and now it's sales. And we've done a good job of that actually. And more business will be added as we will talk about in the next few weeks as it materializes. But I believe strongly that our margins -- and it's frankly within our budget that the margins -- we're going to be exactly where -- we budgeted them to be where they were in the first quarter, and they are budgeted to be approximating what they were last year at the year's end.

EVAN STEEN - EOS - ANALYST

Great. And then lastly, just the free cash flow that you mentioned, you said similar, roughly, to last year. Could you just again refresh my memory?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

I said free cash flow last year was $52 million.

EVAN STEEN - EOS - ANALYST

Okay. That's perfect. Sounds good. I guess it's execution here on the DVD and CD. I agree with you 100%; you see Musicland closing and a lot of these stores are closing. Sales are not necessarily growing very rapidly, but the market share among who is selling them is changing dramatically.

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

It's all very positive stuff for us, really.

EVAN STEEN - EOS - ANALYST

If one supermarket has it, chances are the next guy is going to want to put it in because he feels he's at a competitive disadvantage. So, that sounds good as well.

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

There's a very, very -- I don't know if you ever get into Michigan, but if you're ever around the Grand Rapids market, there's a huge supermarket chain with spectacular music departments in that chain. And that's fully 100% supplied by us. So, if you ever have that opportunity to see that, I think that will get you quite excited about what the opportunities are.

EVAN STEEN - EOS - ANALYST

That sounds great. Next time I'm there I will attempt to do that. Thanks again. And thanks for the detail in the information. It really helps.

EVAN STEEN - EOS - ANALYST

Robert Kirkpatrick, Cardinal Capital.


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JUN. 08. 2006 / 4:30PM ET, SORC - Q1 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

ROBERT KIRKPATRICK - CARDINAL CAPITAL - ANALYST

Your provision for bad debts last year was $250,000 in the first quarter. What was it in this year's first quarter?

MARK HUMPHREY - SOURCE INTERLINK COMPANIES, INC. - SVP OF CORPORATE FINANCE

I will have to get that for you; I don't have my cash flow in front of me.

ROBERT KIRKPATRICK - CARDINAL CAPITAL - ANALYST

Not a problem. When will the 10-Q be available?

MARK HUMPHREY - SOURCE INTERLINK COMPANIES, INC. - SVP OF CORPORATE FINANCE

It will be filed tomorrow.

ROBERT KIRKPATRICK - CARDINAL CAPITAL - ANALYST

That's okay. I'll wait for it then. Thanks so much. Congratulations.

OPERATOR

Chad Bennett, MJSK.

CHAD BENNETT - MJSK - ANALYST

Can we get a breakdown into the total debt? How much was the revolver versus other debt instruments?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

Mark, do you have that handy?

MARK HUMPHREY - SOURCE INTERLINK COMPANIES, INC. - SVP OF CORPORATE FINANCE

I do. The revolver debt at the end of April was $114.8 million. The remainder by and large is acquisition debt.

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

And as of today it was $80 million.

MARK HUMPHREY - SOURCE INTERLINK COMPANIES, INC. - SVP OF CORPORATE FINANCE

$80.8 million as of today was the revolver balance.

CHAD BENNETT - MJSK - ANALYST

Good thing you bring it up. Since you're forthright in giving that, can you give us a sense for where inventories are today, where payables are and where receivables are?


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CONFERENCE CALL

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

That will all be in the Q, which will be filed tomorrow.

CHAD BENNETT - MJSK - ANALYST

They're where they are today or yesterday? It will be in the Q?

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

Mark, is that correct?

MARK HUMPHREY - SOURCE INTERLINK COMPANIES, INC. - SVP OF CORPORATE FINANCE

You're asking if the June '07 2006 numbers will be in the Q. They will not.

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

No, they will not be in the Q; I misunderstood you. Quarter end. (multiple speakers) our payables are -- have not gone up. Our receivables have gone up because of the added business. Our payables are very constant. We pay our bills very well, and we don't alter our payables from one period to the next. We pay our bills every 30 days or whatever the timing is. And at no point in time do we increased our payables.

MARK HUMPHREY - SOURCE INTERLINK COMPANIES, INC. - SVP OF CORPORATE FINANCE

Just to expound on that a little bit, there was, obviously, about a $57 million use of cash in the quarter. As I stated in my earlier remarks, about $27 million of that related to Anderson. And that was because we had to make two payments effectively within one month, just based on the timing of when it closed. So back that off, you're back down to about a use of $30 million additionally because of all the new business that we've been talking about -- Costco, etcetera -- that went in the first quarter. There was about a $20 million use from that. If you factor all of that away, you're sitting about exactly where you were last year at this exact same time at the end of the first quarter. And as we've shown, there really wasn't a permanent working capital infusion related to that $20 million; it really was simply a timing. And that's the reason the balance today is at about $81 million.

CHAD BENNETT - MJSK - ANALYST

No, I understand. I'm just trying to figure out kind of where we generated that from. So, are we kind of giving an indication that that type of reduction in the revolver will stick for the end of the quarter? (multiple speakers)

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

I think a better way to answer that is that the revolver -- if we don't do anything else in terms of acquisitions or anything like that, which we don't have any scheduled at this time, if we don't do anything in that regard, the revolver by years end, by January 31st will be substantially reduced from where it is today.

CHAD BENNETT - MJSK - ANALYST

Can you give us a sense -- the In-Store Services revenue number for the quarter. I assume the rollout at Costco might have been a decent-sized chunk of that. Is there any way to give us an idea of how much of the Costco rollout benefited In-Store Services?


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JUN. 08. 2006 / 4:30PM ET, SORC - Q1 2007 SOURCE INTERLINK COMPANIES EARNINGS
CONFERENCE CALL

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

It was a small part of that. And we -- the most important thing about that In-Store Services ramp up is that it made substantially more money in the quarter than it did a year ago -- I think 2 million as opposed this year to 3.5 million. Is that right, Mark? I heard your numbers right?

MARK HUMPHREY - SOURCE INTERLINK COMPANIES, INC. - SVP OF CORPORATE FINANCE

Yes.

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

So it was profitable business, if that's what you're wondering.

CHAD BENNETT - MJSK - ANALYST

That explains it perfectly, I guess more of a definition type question. The allowance for returns on your payable line item, could you remind us again what that is for? (multiple speakers)

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

When we ship products, we have a very good handle now on what our sales are going to be. It's fairly consistent, and it's adjusted really virtually certainly every quarter and every 30 days. And we just reserve returns against -- allow for the returns that we anticipate are going to come back.

CHAD BENNETT - MJSK - ANALYST

On your payables?

MARK HUMPHREY - SOURCE INTERLINK COMPANIES, INC. - SVP OF CORPORATE FINANCE

Correct.

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

We get full credit on that against our payables. Everything we sell is fully returnable. Okay?

CHAD BENNETT - MJSK - ANALYST

I thought you'd be in receivables.

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

Except the fixtures. We don't let people return those.

CHAD BENNETT - MJSK - ANALYST

You have returns and receivables, correct?

MARK HUMPHREY - SOURCE INTERLINK COMPANIES, INC. - SVP OF CORPORATE FINANCE


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Correct.

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

(multiple speakers) we have -- the receivables are netted out by the returns when they come back, and then we return it for credit.

OPERATOR

[Anan Magmadar], [Lamjack Capital].

ANAN MAGMADAR - [LAMJACK CAPITAL] - ANALYST

One, with respect to the magazine division -- was a little curious to know if you could help me understand a little bit better what you look to internally, and what I might be able to look to externally that would help me understand how well the execution of a lot of the initiatives that are ongoing are -- how the execution of that is moving along. And what I mean by that is, in the last two years with some of the changes that have been made, whenever you see reported numbers in the quarter, it's a little bit difficult to understand exactly what's going on. And then you listen to the calls, and in the calls you flesh out detail as to where some -- generally speaking where expenses are coming from, where savings should be coming from, are coming from, but are offset by expenses that should be -- savings that should be coming from more recent acquisitions. And it starts to become difficult to really understand from my perspective how well execution of all these things are (multiple speakers)

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

That's a good question. And that's why I earlier said you need to examine the magazine business in its totality. And that's one of the reasons that we don't like to break out the specifics at Levy or IPD, or even Anderson. Because those -- what we're doing is consolidating those operations. And what's very -- there's a couple of things I'll tell you that I think are tip-offs to it.

One is the fact that our corporate overhead expenses -- which is senior management connected to all those businesses, rents, legal, accounting -- has gone up at a very small proportion to the amount of business that we've added on. We were up seven -- and you have a good comparison, because in the first quarter last year, we basically didn't have Levy or Anderson. And so the corporate expenses were $700,000 less than they were this year. And combined, we've added about $600 million in business between those two companies; actually more than that -- closer to $700 million. So it's a very small percent that we've had to add to that.

So, now everything is factored on really the division and how that's going to operate. And the best answer I have for you is we have a very specific timetable on everything that we're doing. It's been presented to my board and it's been presented -- and we go over it really in detail once every month, and have presentations from everything that's happening. The best results will be in looking at the numbers every quarter, because the numbers will reflect that. And we were 2.5% in operating margin on that division this year in the first quarter. Watch that operating margin and it will tell you how well. And that's against $1 billion in billing, which is about where our total sales are in the division right now. So, the best thing to do is look at it in its totality, and just watch it; you'll see it, because it is going to ramp up in dollars and in percentages.

ANAN MAGMADAR - [LAMJACK CAPITAL] - ANALYST

Sure. And I understand that, and I appreciate the detail that you provide us to that end. So let's say for the sake of argument that we got closer to the end of the fiscal year, and you saw another Anderson type of deal in front of you that looked very attractive to you, and decided to go ahead with that. Then it ends up being a recurring process, where again, some of the cost benefits end up being masked by new cost benefits that need to be fleshed out. So it can become a little bit difficult (multiple speakers)

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

I think you can feel fairly comfortable that there aren't any major acquisitions to be had or done for a variety of reasons in the magazine sector. We had the opportunity to do the Anderson transaction. It melded in so well with our operations. We were already in Southern California, and we


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CONFERENCE CALL

were already in the Washington and Baltimore area through our whole business in Pennsylvania and in surrounding areas. So, this was a huge opportunity for us to pick up $250 million in business and fold -- really fold the tent into our operation. And the one thing about Anderson that you need to know is that we didn't hire one senior executive in that transaction. So it's pure variable operating cost that we're moving into existing operations. So when you shut down the amount of square footage of operating facilities that I talked about on this call, several hundred thousand square feet of business that we are going to be able to operate out of, that's just -- two and two will always add up to four. And that's exactly what we're doing.

So, Anderson in Washington did $80 million out of a 126,000 square foot warehouse, and we do $140-plus million out of Lancaster, which is a 106,000 square foot warehouse. And we're shutting Hampstead and moving that entire $80 million into Lancaster. We've got the same person there; the same lights go on in the morning. Obviously, that's going to bring substantial dollars to the bottom line. And it's a very good plan.

Look -- we're running a business and we're making moves as they seem to be the proper moves to make. And I think we've made a lot of very interesting moves that will benefit the Company. I think there's huge margin gain. We haven't even talked about the possibility of improvement in gross margins, because we do have a very good negotiating power right now, and we're working on that. So the prospects for the magazine business are absolutely outstanding. They're only going to get better because of all the things I said. And really the business is doing pretty darn good right now.

ANAN MAGMADAR - [LAMJACK CAPITAL] - ANALYST

I appreciate that. And then the second thing I'll ask you about quickly. With respect to the In-Store Services, so versus the year ago quarter, the results are quite good. Relative to last quarter, it looks like -- if I wrote down the numbers correctly -- that there was some -- the margins are a little bit lower, both the gross and the operating margins. I was hoping you could maybe just touch on what (multiple speakers)

LESLIE FLEGEL - SOURCE INTERLINK COMPANIES, INC. - CHAIRMAN AND CEO

It's a big timing issue. The first quarter is never a great quarter. Our best quarter is the two coming up, second and third quarters. I can tell you now that how strong the business is going to be, because the (indiscernible) management business is very consistent -- not growing, it's not shrinking; it's growing a little, very little. But it's very constant. The information business is the smallest part of that business. It's growing a little bit, but really we're focusing on using the information, frankly, to get better margins in our distribution business. And the manufacturing businesses, Huck and the wire business, if those orders aren't in now, we're not going to do the business for the most part, especially in Huck. Huck is -- Huck's year is finished. We know what it's going to do. And actually, Huck is going to have the biggest year in its history this year. As I mentioned, Borders is remodeling the 100 stores. We're going to be doing all -- most of those, if not all of them. And the wire is having a nice very good rebound this year, and has very good backorders. So, this is a very strong year for In-Store Services.

I want to thank everybody for listening. Obviously, you can tell, I think, that we're very excited about our progress and the future of this company. And we -- this was, in effect, the first quarter that I can remember where every single operating division and facet of the Company met or exceeded their budget. Usually one is a little lower, one is a little higher, but this is one that everything was clicking for us. And I think I feel confident that that's the way it will be from this point forward. I think we really have a handle on the business. So thank you very much for your support, and we'll talk to you next quarter.

OPERATOR

This concludes today's Source Interlink Companies conference call. You may now disconnect, and have a pleasant evening.


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

                                                                FINAL TRANSCRIPT

JUN. 08. 2006 / 4:30PM ET, SORC - Q1 2007 SOURCE INTERLINK COMPANIES EARNINGS CONFERENCE CALL

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